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                                                                      EXHIBIT 12

              AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                    NINE
                                                   MONTHS
                                                    ENDED                          YEARS ENDED DECEMBER 31,
                                                 SEPTEMBER 30,  -------------------------------------------------------------
                                                   2003            2002           2001        2000        1999        1998
                                                  --------      ----------    ----------   ----------   ---------   ---------
                                                                                (DOLLARS IN THOUSANDS)
EARNINGS:
   Income before provision for income taxes...    $433,539      $  496,270    $  394,217   $  408,803   $ 352,751   $ 306,228
   Interest expense...........................     406,452         553,877       620,487      677,372     563,966     501,533
   Implicit interest in rents.................      13,804          17,690        16,863       16,310      15,641      12,026
                                                  --------      ----------    ----------   ----------   ---------   ---------
Total earnings................................    $853,795      $1,067,837    $1,031,567   $1,102,485   $ 932,358   $ 819,787
                                                  ========      ==========    ==========   ==========   =========   =========
FIXED CHARGES:
   Interest expense...........................    $406,452      $  553,877    $  620,487   $  677,372   $ 563,966   $ 501,533
   Implicit interest in rents.................      13,804          17,690        16,863       16,310      15,641      12,026
                                                  --------      ----------    ----------   ----------   ---------   ---------
Total fixed charges...........................    $420,256      $  571,567    $  637,350   $  693,682   $ 579,607   $ 513,559
                                                  ========      ==========    ==========   ==========   =========   =========
RATIO OF EARNINGS TO FIXED CHARGES                    2.03            1.87          1.62         1.59        1.61        1.60
                                                  ========      ==========    ==========   ==========   =========   =========
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